As filed with the Securities and Exchange Commission on June 28, 1999.
                                            Registration No. 333-_______________

                       SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                       First Kansas Financial Corporation
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)

         Kansas                                                   48-1198888
--------------------------------                             -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 600 Main Street
                            Osawatomie, Kansas 66064
                            ------------------------
                    (Address of principal executive offices)

--------------------------------------------------------------------------------
            First Kansas Financial Corporation 1999 Stock Option Plan
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                      ------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================== =================== ====================== ======================= ========================
Title of                                       Proposed Maximum        Proposed Maximum             Amount of
Securities to               Amount to be      Offering Price Per      Aggregate Offering           Registration
be Registered              Registered (1)            Share                   Price (2)                Fee (2)
-------------              --------------     ------------------     --------------------    -----------------------
Common Stock
$0.10 par value
per share                  155,393 shares                  (2)            $1,664,646                $462.77
======================== =================== ====================== ======================= ========================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the First Kansas Financial Corporation 1999 Stock Option Plan (the "Plan") consists of 155,393 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 155,393 shares are being registered hereby, of which 132,079 shares are under option at a weighted average exercise price of $10.75 per share ($1,419,849 in the aggregate). The remainder of such shares, which are not presently subject to options (23,314 shares), are being registered based upon the average of the high and low selling prices of the common stock on the Nasdaq National Market System on June 24, 1999. Of $10.50 per share ($244,797 in the aggregate) for a total offering of $1,664,646.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
-------

Item 2.  Registrant Information and Employee Plan Annual Information. *
-------

         *This Registration Statement relates to the registration of 155,393 shares of First Kansas Financial Corporation (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiaries as compensation for services in accordance with the First Kansas Financial Corporation 1999 Stock Option Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
-------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on April 16, 1998 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Registration Statement on Form SB-2 (No. 333-48093) filed with the Commission on March 17, 1998 and amendments thereto;

         (b) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Commission;

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, as filed with the Commission;

         (d) The Company's Definitive Proxy Statement related to the 1999 Annual Meeting of stockholders as filed with the Commission;

         (e) The Company's Definitive Proxy Statement related to the special meeting of stockholders held on February 2, 1999, as filed with the Commission; and

         (f) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 16, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
-------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
-------

         Section 17-6305 of the Kansas General Corporation Code describes those circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article 18 of the Company's Articles of Incorporation.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the Registrant to an indemnified party.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Articles of Incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
-------

         Not Applicable

Item 8.  Exhibits.
-------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
-------

         (a)      The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the F plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osawatomie in the State of Kansas, as of June 28, 1999.

                                  FIRST KANSAS FINANCIAL CORPORATION


                                  By:      /s/ Larry V. Bailey
                                           -------------------------------------
                                           Larry V. Bailey
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of First Kansas Financial Corporation, do hereby severally constitute and appoint Larry V. Bailey as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Larry V. Bailey may deem necessary or advisable to enable First Kansas Financial Corporation, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Larry V. Bailey shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


/s/ William R. Butler, Jr.              /s/ J. Darcy Domoney
----------------------------------      ----------------------------------------
William R. Butler, Jr.                  J. Darcy Domoney
Director                                Chairman


Date:  June 28, 1999                    Date:  June 28,1999
       -------------                           ------------


/s/ Roger L. Coltrin                    /s/ James E. Breckenridge
----------------------------------      ----------------------------------------
Roger L. Coltrin                        James E. Breckenridge
Director                                Director


Date:  June 28,1999                     Date:  June 28,1999
       -------------                           ------------

/s/ Larry V. Bailey                     /s/ Donald V.Meyer
----------------------------------      ----------------------------------------
Larry V. Bailey                         Donald V. Meyer
Director, President, CEO and CFO        Director

Date:  June 28,1999                     Date:  June 28,1999
       -------------                           ------------


/s/ James J. Caseart
----------------------------------
James J. Caseart
Vice President and Treasurer
(Principal Accounting Officer)

Date:  June 28,1999
       -------------

                                INDEX TO EXHIBITS



Exhibit                    Description
-------                    -----------

     4.1       First Kansas Financial Corporation
               1999 Stock Option Plan

     4.2       Form of Stock  Option  Agreement  to be entered  into with respect to Incentive
               Stock Options

     4.3       Form  of  Stock   Option   Agreement   to  be  entered  into  with  respect  to
               Non-Incentive Stock Options

     4.4       Form of Stock Award Tax Notice

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2       Consent of KPMG LLP

     24        Reference is made to the Signatures  section of this Registration
               Statement for the Power of Attorney contained therein
